LICENSE AND DISTRIBUTION AGREEMENT

This License and Distribution Agreement (the “Agreement”) is made and entered into the   10th    day of   March  , 2013 (the “Effective Date”), by and between, Nutriband USA, LLC, a Utah limited liability company (“Licensor”) and NutraNomics, Inc., a Utah corporation ("Licensee").  Licensor and Licensee may also be hereafter referred to individually as the “Party” and collectively as the “Parties.”  This Agreement shall supersede any prior agreement, oral or written, between the parties.

WITNESSETH:

Whereas, Licensor possesses certain intellectual property (the “Information”) relating to nutritional supplement dermal patches (the “Product”) designed and produced by Licensor; and

Whereas, Licensor is willing to grant to Licensee and Licensee desires to receive, during the Term of this Agreement, a nonexclusive license to research and develop the Information and an exclusive license to distribute the Product in the United States and Canada (the “Geographic Area”), subject to the terms herein; and

Now therefore, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties covenant and agree as follows:

Article I
Grant of License

Subject to the terms and conditions hereof, Licensor hereby grants Licensee and Licensee hereby accepts a nonexclusive license to further research and develop the Information, and an exclusive and irrevocable license to distribute the Product within the Geographic Area and during the Term (as defined herein) however Licensee deems fit.

Article II
Term

The term of this Agreement shall commence on the Effective Date and shall remain in force until terminated as provided in Article VII (the "Term").

Article III
Ownership

Licensee acknowledges that the right, title and interest in the Information are and shall remain vested solely in Licensor, and Licensee is only being granted the right to use the Information as herein specified during the Term.

Article IV

Consideration

As consideration for Licensor’s license of the Information and Product to Licensee, Licensee agrees to pay Licensor compensation as follows:  a ten percent (10%) royalty on Licensee’s gross sales of the Product, payable quarterly and beginning October 1, 2013.

Article V
Records, Reports & Inspections.

During the Term, Licensor shall be afforded access to records and reports of Licensee, and Licensee shall accommodate Licensor’s reasonable requests for information regarding the use of the Information or other business of Licensee.   Licensee acknowledges and agrees that Licensor or its designated agents or auditors may, with ten (10) days prior written notice to Licensee and within reasonable working hours, audit, review and examine by any means, including electronically through the use of telecommunications devices or otherwise, at Licensor’s expense, the books, records, accounts, and tax returns of Licensee which relate to Licensee’s use of the Information.

Article VI
Parties’ Representations

As material inducements to each other to enter into the Agreement and perform its obligations hereunder, each Party makes the following representations to the other:

A.        Each Party is duly organized, validly existing, in good standing and qualified to carry on its business under the laws of its place of incorporation.

B.         This Agreement is a valid and binding agreement of each Party, enforceable in accordance with its terms.

C.         No insolvency proceeding has ever been brought against either Party and no petition has been filed against either Party for compulsory or voluntary winding up, dissolution or bankruptcy.  No receiver has been appointed or applied for nor has any attachment been granted with respect to the business or the assets of either Party.  Neither Party has taken any action that would entitle any person to initiate insolvency proceedings against it.

D.        Each Party has all requisite right, power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder.

E.         Neither Party shall take or omit to take any action which would render any of its representations or warranties untrue or misleading, or which would be a breach of any of such Party’s representations hereunder.

Article VII
Termination

A.     This Agreement may only be terminated by the written agreement of both Licensor and Licensee.

B.     In the event of the termination of this Agreement for any reason, Licensee shall immediately cease to use the Information and distribute the Product.

Article VIII
Confidential Information

A.        The Parties agree that the Information and any communications from one Party to the other Party regarding the Information will remain in the strictest confidence and shall be considered Confidential Information.

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B.         Unless otherwise permitted by Licensor, Licensee is bound to keep in strict confidentiality the Confidential Information revealed and supplied by Licensor, both during the Term and at all times thereafter.  In the event of the termination of this Agreement for any reason, Licensee shall immediately return all Confidential Information to Licensor, and shall not retain any copies, notes or extracts thereof.

C.         Each Party acknowledges and agrees that the remedy at law for a breach of this Agreement in itself may be inadequate and such breach shall cause irreparable damage to the other Party and such other Party shall be entitled to injunctive or other equitable relief, without notice and without bond.  Such injunctive relief shall not be exclusive, but in addition to any other rights or remedies of such other Party may have hereunder at law or in equity to recover all costs, expenses and reasonable attorneys’ fees incurred in any trial or appellate court, by reason of any breach of any provisions in this Agreement.

Article IX
Notices

            Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered, sent by registered mail, or by other means which will provide evidence of the date received to the respective Parties at the following addresses unless and until a different address has been designated by written notice to the other Party:

Notices to Licensor:                 Nutriband Limited

                                                175 South Main St., 15th Floor

                                                Salt Lake City, UT  84111

Notices to Licensee:                 NutraNomics, Inc.

                                                11487 S. 700 E.

                                                Draper, UT  84070

Article X
Applicable Law and Venue

            This Agreement shall be for all purposes a Utah document and shall be governed and construed pursuant to the laws of the State of Utah.  The Parties agree that venue for any proceeding arising hereunder shall be proper in Salt Lake County.

Article XI
Miscellaneous

A.        Articles and/or paragraph titles or captions in this Agreement are inserted only as a matter of convenience and/or reference, and shall in no way limit, extend, define or describe the scope or intent of this Agreement or of any provision hereof.

B.         This Agreement may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  A copy of a signature sent via email or telefax shall be valid.

C.         The invalidity or unenforceability of any provision in this Agreement (or a portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Agreement.

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D.        This Agreement (including all Exhibits attached hereto and incorporated herein by reference) constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior oral and/or written contracts or agreements between the Parties relating to the subject matter hereof.

E.         This Agreement shall not be amended or modified except by written agreement signed by the Parties.

F.         In the event either Party shall be required to retain the services of an attorney to enforce any of its rights hereunder, the prevailing Party shall be entitled to receive from the non-prevailing Party, all costs and expenses including, but not limited to, court costs and attorney's fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by the prevailing Party in connection therewith.

G.        No waiver by a Party of a condition or of the breach of a term, covenant, representation or warranty in this Agreement, in any one or more instance, shall be deemed to be or construed as a further or continuing waiver of such condition or breach in other instances, or as a waiver of any other condition or of a breach of any other term, covenant, representation or warranty in this Agreement, and no waiver shall be effective unless in writing and signed by the waiving Party.

H.        References in this Agreement in any gender shall include all genders, references in the singular shall include the plural, and references in the plural shall include the singular, unless the context clearly indicates to the contrary.

I.          The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall refer to the entire Agreement and not to any particular article, provision or paragraph unless so required by the context.

J.          It is expressly agreed that no right or remedy granted under this Agreement shall be exclusive of any other right or remedy granted in this Agreement or at law or in equity and each such right or remedy, whether granted in this Agreement or at law or in equity, shall be cumulative of any other right or remedy.  In the event of any court action pursuant to this agreement, all damages, costs and expenses including reasonable attorney's fees shall be awarded to the prevailing party.

The Parties have duly executed this Agreement on the Effective Date.

Licensor

Nutriband USA, LLC

                                                            /s/ Gareth Sheridan_____________________

Gareth Sheridan

Manager

Licensee

NutraNomics, Inc.

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                                                            /s/ Tracy K. Gibbs______________________

Tracy K. Gibbs

CEO